Exhibit 99.1

Date:                     May 2, 2013

Spectra Energy Corp to Drop Down 50 Percent of the

Express-Platte Pipeline System to Spectra Energy Partners

•	First step in Spectra Energy’s $2B+ fee-based assets drop-down strategy

•	Expands Spectra Energy Partners’ growth platform to include the rapidly growing North American crude oil transportation and storage market

•	Diversifies Spectra Energy Partners’ profile of steady, fee-based cash flows with crude oil transportation revenues

•	Extends Spectra Energy Partners’ reach into the western U.S. & Canada and Midwest

HOUSTON — Spectra Energy Corp (NYSE: SE) today announced an agreement to drop down 50 percent of the Express-Platte Pipeline System (Express-Platte System) to Spectra Energy Partners (NYSE: SEP) for approximately $555 million in cash, approximately $139 million in newly issued partnership units, and approximately $129 million of acquired Express-Platte System debt.

“Spectra Energy’s drop-down of 50 percent of the Express-Platte System is in line with our expectation of dropping down more than $2 billion of fee-based assets over the next couple of years to create value for both SE and SEP investors,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

The 1,717-mile Express-Platte System, which begins in Hardisty, Alberta, and terminates in Wood River, Illinois, comprises the Express and Platte crude oil pipelines and is one of just three major pipeline systems moving crude oil from western Canada to Rockies and Midwest refineries and markets. The Express pipeline carries crude oil to U.S. refining markets in the Rockies area, specifically Billings and Laurel, Montana, and Casper, Wyoming. The pipeline’s capacity is 280,000 barrels a day. The Platte pipeline, which interconnects with the Express pipeline in Casper, Wyoming, transports crude oil predominantly from the Bakken formation and western Canada to refiners in the Midwest. Platte’s capacity ranges from 164,000 barrels a day in Wyoming to 145,000 barrels a day in Illinois.

“This drop-down from our general partner, Spectra Energy, diversifies Spectra Energy Partners’ portfolio, not only geographically, but also from a business mix, as the Express-Platte System presents us with a significant opportunity to participate in the rapidly expanding North American crude oil transportation and storage market. We’re very excited about the potential this outstanding asset offers Spectra Energy Partners and our unitholders,” said Julie Dill, president and chief executive officer, Spectra Energy Partners. “This drop-down is accretive to distributable cash and highlights our focus on distribution growth, including our objective to increase our quarterly distribution by three-quarters of a cent following the close of the transaction,” continued Dill.

The escalating, fee-based nature of the Express-Platte System’s crude oil pipelines makes this system a very attractive asset for Spectra Energy Partners. Consistent with Spectra Energy Partners’ current portfolio of assets, the Express-Platte System has no direct commodity price exposure, as the system provides transportation and storage services without taking title to the products shipped.

The transaction is expected to close in the third quarter 2013, subject to customary closing conditions. Assuming a July 1, 2013 closing date, Spectra Energy Partners’ interests in the Express-Platte System is expected to contribute earnings before interest, taxes, depreciation and amortization (EBITDA) of about $36 million which equates to a full year 2013 EBITDA of about $72 million. The cash available for distribution (CAD) contribution from Express-Platte System for 2013 is projected to be approximately $20 million, which is net of financing and transaction costs.

The terms of the transaction were unanimously approved by Spectra Energy’s Board of Directors and by the Board of Directors (Board) of the general partner of Spectra Energy Partners’ general partner, based on the unanimous approval and recommendation of the Board’s conflicts committee, which consists entirely of independent directors. The conflicts committee engaged Simmons & Company International to act as its financial advisor and Andrews Kurth LLP to act as its legal advisor.

Additional Information

Spectra Energy and Spectra Energy Partners will discuss the Express-Platte System drop-down in more detail in their quarterly earnings calls.

Spectra Energy

The analyst call is scheduled for tomorrow, Friday, May 3, 2013, at 8:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “31675921” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, July 31, 2013, by dialing (800) 585-8367 with conference ID 31675921. The international replay number is (404) 537-3406, with the above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Spectra Energy Partners

The analyst call is scheduled for tomorrow, Friday, May 3, 2013 at 10:00 a.m. CT. The webcast and conference call can be accessed via the Investor Relations section of Spectra Energy Partners, LP’s website or by dialing 888-252-3715 in the United States or 706-634-8942 outside the United States. The Conference ID is 31676988.

Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available after 1:00 p.m. CT, May 3, 2013, until 5:00 p.m. CT, July 31, 2013, by dialing 800-585-8367 with Conference ID 31676988. The international replay number is 404-537-3406 with Conference ID 31676988. A replay and transcript also will be available by accessing the Investor Relations section of Spectra Energy Partners’ website.

Reconciliation of Non-GAAP Financial Measures

This press release includes a discussion of projected earnings before interest, taxes, depreciation and amortization (EBITDA) and projected cash available for distribution (CAD) which are non-GAAP (Generally Accepted Accounting Principles) financial measures as defined under the rules of the SEC. This press release is accompanied by a reconciliation of these non-GAAP financial measures to the nearest GAAP financial measure, earnings before interest and taxes (EBIT), on a forward looking basis. Management uses these financial measures because they are an accepted financial indicator used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the projected operating performance of the business’ assets. Projected EBITDA and projected CAD are not presented as an alternative to EBIT and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with United States GAAP.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and success of the completion of the expected drop-down; state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop domestic pipeline, storage, gathering and other infrastructure projects and the effects of competition; the performance of natural gas transmission, storage and gathering facilities; the extent of success in connecting natural gas supplies to transmission and gathering systems and in connecting to expanding gas markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 22,000 miles of natural gas, natural gas liquids, and crude oil pipelines, approximately 305 billion cubic feet (Bcf) of natural gas storage, as well as natural gas gathering and processing, and local distribution operations. The company also has a 50 percent ownership in DCP Midstream, the largest producer of natural gas liquids and one of the largest natural gas gatherers and processors in the United States. Spectra Energy has served North American customers and communities for more than a century. The company’s longstanding values are recognized through its inclusion in the Dow Jones Sustainability World and North America Indexes and the Carbon Disclosure Project’s Global 500 and S&P 500 Carbon Disclosure Leadership Indexes. For more information, visit www.spectraenergy.com.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), that owns interests in natural gas transportation and storage assets in the United States, including more than 3,500 miles of transmission and gathering pipelines and approximately 57 billion cubic feet (Bcf) of natural gas storage. These assets are capable of transporting 4.5 Bcf of natural gas per day from growing supply areas to high-demand markets.

Express-Platte Pipeline System Regulation G Reconciliation

(Unaudited Projections)

Reconciliation of "Projected (EBIT)" to Non-GAAP "Projected EBITDA" and "Projected Cash Available for Distribution"

Projected* July 1, 2013— December 31, 2013
(in millions)
Projected EBIT—50%	$28
Add:
Depreciation expense	8

Projected EBITDA—50%	$36
Less:
Interest expense and other	$(11)
Income tax expense	(1)
Maintenance capital expenditures	(4)

Projected Cash Available for Distribution—50%	$20

*	Assumes July 1, 2013 transaction close

Note: The financial data used in developing these projections represent estimates based on historical experience and what are believed to be reasonable assumptions with respect to future events. These financials may change as a result of inclusion into Spectra Energy Partners, LP, and the resulting changes may be material. These projected results are forward-looking statements and may change as discussed in more detail above.

Spectra Energy

Media:	Caitlin Currie
(713) 627-5353
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Spectra Energy Partners

Media & Analysts:	Derick Smith

(713) 627-4963

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